Exhibit 99

NEWS RELEASE

LIONS GATE ENTERTAINMENT CORP. FILES
REGISTRATION STATEMENT FOR
OFFERING BY COMPANY

MARINA DEL REY, CA and VANCOUVER, B.C., April 30, 2003 — Lions Gate Entertainment Corp. (AMEX: LGF, TSX: LGF), an independent producer and distributor of film and television entertainment content, today announced that it has filed with the Securities and Exchange Commission a registration statement on form S-2 for a proposed public offering of 15,000,000 of its common shares (and up to 2,225,000 additional common shares if the underwriters’ over-allotment option is exercised.) SG Cowen Securities Corporation is acting as the managing underwriter for this offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, a preliminary prospectus relating to these securities may be obtained from SG Cowen Securities Corporation at 1221 Avenue of the Americas, 6th floor, New York, NY 10020 or through ADP by fax at (631) 254-7268.

     For information regarding Lions Gate Entertainment Corp. contact Peter Wilkes at (310) 314-9515 or pwilkes@lgecorp.com.